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S E L I G M A N                                                    December 2001

NEW TECHNOLOGIES                                                            FUND
                                                                         FUND II

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Anticipated Demand-Driven Recovery Delayed

Potential Buying Opportunities Among Well Positioned Companies

As we approach the end of a year marked not only by one of the most tragic events in our history, but also by a sustained weakness in the technology market,  we think  it is  appropriate  to  remind  investors  of our view of the markets prior to the events of September 11, and then address how these events have influenced our opinion, our strategies, and, importantly, our New Technologies portfolios.

Early this past summer, we said that our return horizon was firmly fixed in 2002, and that we did not anticipate meaningful returns until the business environment recovered. We believed it unlikely that fundamentals would return for technology companies in a meaning-ful manner by the fourth quarter of 2001; we thought it more likely that fundamentals would return by the first half 2002. We went on to say that, by the first half of 2002, technology companies could be in a position for four to six quarters of significant year-over-year rev-enues and earnings-per-share growth.

Whether or not economists were prepared to describe the environment as a full-blown economic recession, we felt certain that the first and second quarters of 2001 represented a global earnings recession for tech-nology companies that would persist throughout the remainder of the year. We anticipated that the third quarter 2001 would mark the sequential and year-over-year trial trough for revenue and earnings in technolo-gy, and that December 2001 could be the first flat to up month of the year, indicating a recovery in the first half of 2002.

Clearly, the attacks on September 11th worsened an already challenged environment, shocking the econo-my and eroding consumer confidence. As a result, cur-tailed spending among the largest end markets for technology -- telecom, financial services, manufactur-ing, and retail -- should have the effect of delaying a demand-driven recovery for six to nine months (or into the second half of 2002). Meanwhile, however, the inventory correction appears to be coming to a conclu-sion. This dichotomy and outlook presents a very inter-esting backdrop for investing.

On one hand, we are being told that "Global-1000" CIOs will rein in spending even more than originally planned, suggesting that fundamentals won't recover until the second half of 2002. On the other hand, we have tangible evidence that most of the component-related excess inventory has been written off, and, very importantly, will become obsolete over the com-ing 12 months. Fabrication closures at NEC, TSMC, Siemens, and others help to resolve capacity over-hang. Importantly, no new semiconductor capacity appears ready to come on stream anytime soon,

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Seligman New Technologies  Fund and Seligman New Technologies Fund II are closed to new investors. This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and may not be so construed. The views and opinions expressed are those of J. & W. Seligman & Co. Incorporated, are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice.
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S E L I G M A N

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though plant  upgrades  continue at a moderated  pace.  We believe a significant
portion  of  the   dislocation   in   technology   stocks  has  been   resolved.
Chronologically, the dot-com/Internet-only/optical-anything bubble has burst. The capital markets mania is mostly behind us, with valuations dramatically more reasonable. And, capital allocation -- both in equity and debt markets -- is going primarily to professional managements running viable businesses and serving sound end markets.

We believe that if demand firms, capital markets will re-open and return on invested capital should turn positive from that point in the cycle. A question we pose to investors is this: When does the market write off the current environment and begin to dis-count the recovery? We believe that the market starts to dis-count events roughly six months before they occur. Therefore, given our timeline, the next several months should represent an opportunity to buy companies that will endure this environment and, on a relative basis, emerge stronger for it.

The winners and losers in technology today stand in stark contrast. Management, business plans and balance sheets, and critical infrastructure end markets carry the day. We believe the great com-panies and great stocks of tomorrow are being decided now, and in coming quarters, when pru-dent fiscal management and measured risk-taking should generate outsized market share gains, and create positioning advantage for leading compa-nies across all industries.

We continue to focus on what we believe are the best companies in technology, where we think valuations have become reasonable again, and where we see the cur-rent business environment is discounted in the stock price. We are confident we will emerge from this diffi-culty with what we believe will be the finest portfolio of technology stocks we can buy. Following the shake out, stock performance for the win-ners should improve from cur-rent levels. We must not miss this opportunity to invest, and we are very focused.

We remain optimistic about the long-term opportunity for our current technology portfolios. We continue to be impressed with the quality of deal flow we are seeing in the venture capital marketplace, and anticipate it will still be available when liq-uidity improves. This would allow us to be active investors in new deals through our New Technologies Funds. We remain long-term bullish on technology, while bearing in mind that the near term is very challenged fundamentally. We expect a firmer demand picture for technology in the second half of 2002, and think that the current environment represents a highly selective buying opportunity.

An investment in the Funds involves risks, including the risk of loss of principal. The Funds invest primarily in the stock of technology companies, including private companies typi-cally not available to the general public. This venture capital investing is highly speculative. The products of technology companies may be subject to severe competition and rapid obsolescence. In addition, investments in one economic sec-tor, such as technology, may result in greater price fluctua-tions than owning a portfolio of diversified investments.

     ------------------------------------------------------------
          The  next  several  months  should   represent  an
          opportunity to buy companies that will endure this environment and, on a relative basis, emerge stronger for it.
     ------------------------------------------------------------


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PERFORMANCE AND STATISTICS

                                                Seligman            Seligman
                                            New Technologies    New Technologies
                                                  Fund               Fund II
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INCEPTION DATE                                  07/27/99            06/22/00

PERFORMANCE DATA for periods ended 10/31/01

Cumulative Total Return -- Since Inception
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Fund Performance                                 -43.82%             -61.39%
Goldman Sachs Technology Index(1)                -41.75              -63.36
CSFB Technology Index                            -28.59              -63.24

Average Annual Return -- Since Inception
--------------------------------------------------------------------------------
Fund Performance                                 -22.47%             -50.36%
Goldman Sachs Technology Index(1)                -21.35              -52.99
CSFB Technology Index                            -13.45              -50.57

One-Year Total Return
--------------------------------------------------------------------------------
Fund Performance                                 -65.66%             -56.28%
Goldman Sachs Technology Index                   -56.20              -56.20
CSFB Technology Index                            -56.66              -56.66

Year-to-Date Return
--------------------------------------------------------------------------------
Fund Performance                                 -55.76%             -46.71%
Goldman Sachs Technology Index                   -37.87              -37.87
CSFB Technology Index                            -40.30              -40.30

PORTFOLIO DATA for period ended 10/31/01

Completed IPOs Since Inception                       15                   0
Companies Acquired by a Third Party Since
     Inception                                        9                   0
Companies Currently in SEC Registration               2                   2
Investments Currently Valued at $0(2)                27                   3

Venture Capital Valuation Changes --
Since Inception                                        Number of Companies
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Markups                                              10                   6
Markdowns                                           104                  36
No Change                                             0                   0

Total Private Portfolio Holdings as of 10/31/01     114                  42

Holdings                                             Percent of Net Assets
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Public Securities                                  48.2%               58.0%
Private Securities                                 51.8                42.0

Sectors (Combined Public and Private)

Broadband and Fiber Optics                         24.3%               12.5%
Enterprise Business Infrastructure                 11.9                30.6
Internet Business-to-Consumer                       6.8                 3.8
Digital-Enabling Technology                        30.9                48.3
Wireless                                           15.2                 0.0
Miscellaneous                                      10.9                 4.8

Private Funding Analysis (as of 8/31/01)             Percent of Net Assets
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Private Securities                                 47.0%               44.0%
Private Securities Funded to Break Even(3)         35.2                32.6
Private Securities Subject to Financing Risk(4)    11.8                11.4
--------------------------------------------------------------------------------
Percentage of Private Portfolio Assets
  Funded to Break Even                             74.6%               71.5%
Average Months of Cash Remaining for
  Operations (for Private Securities
  Subject to Financing Risk)                        6.7                 7.3
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Past  performance  is no  guarantee  of future  results.  The Funds are actively managed, and holdings are subject to change.

Returns assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 3% maximum sales charge for Seligman New Technologies Fund and the initial 5.2% maximum sales charge for Seligman New Technologies Fund II. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Funds involves investment risks, including the possible loss of principal.

Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index or the CSFB Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. Returns for the CSFB Technology Index do not reflect the reinvestment of distributions and do not include sales charges. The Goldman Sachs Technology Index and the CSFB Technology Index reflect the performance of publicly traded companies only.

(1) Since inception returns for the Goldman Sachs Technology Index as compared to Seligman New Technologies Fund and Seligman New Technologies Fund II are measured from 7/31/99 and 6/30/00, respectively.

(2) Includes those companies that have filed for bankruptcy and those companies that the Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

(3) The Seligman Technology Group evaluates each private company in the portfolio and determines what it believes the point of break-even operations is for a particular company. That determination may differ significantly from the view of the company itself and actual results.

(4) For those companies that, in the opinion of the Seligman Technology Group, may be unable to raise additional needed capital to finance operations.


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                            SELIGMAN ADVISORS, INC.
                                an affiliate of
                                     [LOGO]
                             J. & W. SELIGMAN & CO.
                                  INCORPORATED
                                ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017


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MC-NT 12/01                               Distributed by Seligman Advisors, Inc.